UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 20, 2007

SEMGROUP ENERGY PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Two Warren Place 6120 South Yale Avenue, Suite 500 Tulsa, Oklahoma		74136
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (918) 524-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

General

As previously reported on Form 8-K, on July 17, 2007, SemGroup Energy Partners, L.P. (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with SemGroup, L.P. (“SemGroup”), SemGroup Holdings G.P., L.L.C., SemGroup Holdings, L.P. (“Holdings”), SemGroup Energy Partners G.P., L.L.C. (the “General Partner”), SemGroup Energy Partners Operating, L.L.C and the underwriters named therein (the “Underwriters”) providing for the offer and sale in a firm commitment underwritten offering (the “Offering”) of 12,500,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price of $22.00 per Common Unit ($20.6525 per Common Unit, net of underwriting discount). Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30-day over-allotment option to purchase up to an additional 1,875,000 Common Units at the same price. The transactions contemplated by the Underwriting Agreement, including the exercise in full of the Underwriters’ over-allotment option, closed on July 23, 2007.

In the Underwriting Agreement, the Partnership agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

Credit Agreement

On July 20, 2007, the Partnership entered into a credit agreement (the “Credit Agreement”) with a syndicate of lenders and financial institutions named therein as parties thereto and Wachovia Bank, National Association, as Administrative Agent, L/C Issuer and Swing Line Lender and Bank of America, N.A., as Syndication Agent.

The new credit facility under the Credit Agreement consists of a five year $250 million revolving credit facility, of which approximately $137.5 million was drawn in connection with the closing. The Partnership used proceeds from the exercise in full of the Underwriters’ over-allotment option to repay approximately $37.0 million under the revolving credit facility. Borrowings under the Credit Agreement are secured by substantially all of the Partnership’s assets and all of the assets of the Partnership’s restricted subsidiaries. Under the Credit Agreement, the revolving credit facility currently bears interest at the Partnership’s option, at either (i) the higher of Wachovia Bank, National Association’s prime rate or the federal funds rate plus 0.5%, plus an applicable margin that ranges from 0.25% to 1.25%, depending on the Partnership’s total leverage ratio, or (ii) LIBOR plus an applicable margin that ranges from 1.25% to 2.25%, depending on the Partnership’s total leverage ratio.

The Credit Agreement prohibits the Partnership from making distributions of available cash to unitholders if any default or event of default (as defined in the Credit Agreement) exists. Such events of default include, among others, the failure to make payments when due, a change of control of the Partnership or SemGroup and noncompliance with covenants contained in the Credit Agreement. In addition, the Credit Agreement contains covenants limiting the Partnership’s ability to, among other things, grant liens, incur additional indebtedness, engage in a merger, consolidation or dissolution, enter into transactions with affiliates, sell or otherwise dispose of its assets, businesses and operations, and make acquisitions, investments and capital expenditures. The Partnership is also subject to financial covenants which include a leverage ratio and an interest coverage ratio.

This description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Closing Contribution, Conveyance, Assignment and Assumption Agreement

The description of the Closing Contribution, Conveyance, Assignment and Assumption Agreement (the “Closing Contribution Agreement”) described under Item 2.01 is incorporated in this Item 1.01 by reference. A copy of the Closing Contribution Agreement is filed as Exhibit 10.2 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Omnibus Agreement

On July 20, 2007, the Partnership entered into an omnibus agreement (the “Omnibus Agreement”) with SemGroup, SemManagement, L.L.C. and the General Partner. As more fully described in the Partnership’s final prospectus (the “Prospectus”), dated July 17, 2007 (File No. 333-141196) and filed on July 18, 2007 with the Securities and Exchange Commission pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, the Omnibus Agreement governs the Partnership’s relationship with SemGroup and its affiliates regarding the following matters:

(i)	reimbursement of certain general and administrative expenses;

(ii)	indemnification for certain environmental liabilities, tax liabilities, right-of-way defects and any liabilities associated with the failure to obtain certain consents and governmental permits; and

(iii)	a license for the use of certain intellectual property including the SemGroup name and mark.

A copy of the Omnibus Agreement is filed as Exhibit 10.3 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Throughput Agreement

On July 20, 2007, the Partnership entered into a throughput agreement (the “Throughput Agreement”) with SemGroup Energy Partners, L.L.C., SemCrude, L.P., Eaglwing, L.P. and SemGroup. A substantial majority of the Partnership’s revenues will be derived from services provided pursuant to the Throughput Agreement. As more fully described in the Prospectus, under the Throughput Agreement, the Partnership will provide the following services:

(i)	gathering and transportation services, including services related to the gathering of crude oil, pipeline transportation services, delivery services and trucking services; and

(ii)	terminalling and storage services, including services related to the receipt, storage, throughput and delivery of crude oil into and out of tanks.

Under the Throughput Agreement, the gathering services and pipeline transportation services the Partnership provides (other than gathering and pipeline transportation services provided on the Partnership’s Longview system) will be subject to minimum throughput requirements each month, regardless of the amount of such services actually used in a given month. The Throughput Agreement also provides that the Partnership’s trucking services will be utilized at a minimum of 80% of the Partnership’s historical average volume of trucking services and that its terminalling and storage services will be utilized at a minimum of 80% of the Partnership’s total storage capacity. If any of these services are utilized in excess of these minimum throughput, trucking or storage requirements, the Partnership will be entitled to a fee for such services equal to at least 110% of the per barrel base charge for the applicable services under the Throughput Agreement. However, the Partnership may also contract with other customers for services in excess of these minimum commitments and it is not obligated to provide any services in excess of the minimum requirements under the Throughput Agreement.

The Throughput Agreement contains a Consumer Price Index adjustment that may offset a portion of any increased costs that the Partnership incurs. If new laws or regulations that affect these services generally are enacted that require the Partnership to make substantial and unanticipated capital expenditures, it will have the right to negotiate an upfront payment or monthly surcharge for the use of its services to cover the pro rata portion of the cost of complying with these laws or regulations, after it has made efforts to mitigate their effect. The parties to the Throughput Agreement are obligated to negotiate in good faith to agree on the level of the monthly surcharge. The surcharge will not apply in respect of routine capital expenditures.

The obligations under the Throughput Agreement may be temporarily suspended during the occurrence of a force majeure event that renders performance of services impossible with respect to an asset for at least 30 consecutive days. If a force majeure event results in a diminution in the services the Partnership is able to provide pursuant to the Throughput Agreement, the minimum service usage commitment would be reduced proportionately for the duration of the force majeure event. If such a force majeure event continues for twelve consecutive months or more, the rights and obligations with respect to the affected services may be terminated.

The Throughput Agreement has an initial term of seven years with additional automatic one-year renewals unless it is terminated upon one year’s prior notice.

A copy of the Throughput Agreement is filed as Exhibit 10.4 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Long-Term Incentive Plan

In connection with the Offering, the board of directors of the General Partner adopted the SemGroup Energy Partners G.P., L.L.C. Long-Term Incentive Plan (the “Plan”) for employees, consultants and directors of the General Partner and its affiliates, including SemGroup, who perform services for the Partnership. The Plan provides for the grant of unit awards, restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights and substitute awards. Subject to adjustment for certain events, an aggregate of 1,250,000 Common Units may be delivered pursuant to awards under the Plan.

The board of directors of the General Partner may initiate, terminate, suspend or discontinue the Plan at any time with respect to any award that has not yet been granted. The General Partner’s board of directors also has the right to alter or amend the Plan, or any part of the Plan, from time to time, including increasing the number of common units that may be granted, subject to unitholder approval as required by the exchange upon which the common units are listed at that time. However, no change in any outstanding grant may be made that would materially impair the rights of a participant without the participant’s consent.

A copy of the Plan is filed as Exhibit 10.5 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Relationships

Each of the Partnership, the General Partner and the other parties to the Closing Contribution Agreement, the Omnibus Agreement and the Throughput Agreement are direct or indirect subsidiaries of SemGroup. As a result, certain individuals, including officers and directors of SemGroup and the General Partner, serve as officers and/or directors of more than one of such entities. As described in Item 2.01 below, the General Partner holds a 2% general partner interest and incentive distribution rights in the Partnership.

Certain of the Underwriters and their affiliates have performed investment banking, commercial banking and advisory services for SemGroup for which they have received customary fees and expenses. The Underwriters and their affiliates may in the future perform investment banking and advisory services for SemGroup, the Partnership and its affiliates from time to time for which they may in the future receive customary fees and expenses. Affiliates of Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers, Inc., RBC Capital Markets Corporation and Wachovia Capital Markets, LLC are lenders under the Partnership’s Credit Agreement and affiliates of Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets Corporation, Wachovia Capital Markets, LLC and BOSC, Inc., a subsidiary of BOK Financial Corp., are lenders under SemGroup’s credit facility.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Closing Contribution, Conveyance, Assignment and Assumption Agreement

On July 20, 2007, the Partnership entered into the Closing Contribution Agreement with the General Partner, Holdings, SemCrude, L.P., SemGroup and SemGroup Energy Partners

Operating, L.L.C., as contemplated by the Prospectus. Prior to the closing of the Offering, the following transactions, among others, occurred pursuant to the Closing Contribution Agreement:

(i)	the contribution of SemGroup Energy Partners, L.L.C. and its subsidiaries to the Partnership and its subsidiaries;

(ii)	the issuance of the incentive distribution rights to the General Partner and the continuation of its 2.0% general partner interest in the Partnership; and

(iii)	the Partnership’s issuance of 12,500,000 Common Units and 12,570,504 Subordinated Units to Holdings, a subsidiary of SemGroup.

These transfers and distributions were made in a series of steps outlined in the Closing Contribution Agreement. As noted in Item 1.01 above, the Partnership has certain relationships with certain parties to the Closing Contribution Agreement.

A copy of the Closing Contribution Agreement is filed as Exhibit 10.2 to this Form 8-K and is incorporated in this Item 2.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Credit Agreement included above under Item 1.01 is incorporated in this Item 2.03 by reference. A copy of the Credit Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 2.03 by reference.

Item 3.03.	Unregistered Sales of Equity Securities.

The description in Item 2.01 of the issuance by the Partnership on July 20, 2007 in connection with the consummation of the transactions contemplated by the Closing Contribution Agreement of 12,500,000 Common Units and 12,570,504 Subordinated Units to Holdings is incorporated herein by reference. The foregoing transaction was undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof. The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions. Each of such Subordinated Units will convert into one Common Unit at the end of the subordination period. Unless earlier terminated pursuant to the terms of the partnership agreement of the Partnership, the subordination period will extend until the first day of any quarter beginning after June 30, 2010 that the Partnership meets the financial tests set forth in the partnership agreement of the Partnership, but may end as soon as June 30, 2008 if the Partnership meets additional financial tests.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 20, 2007, the Partnership amended and restated its Agreement of Limited Partnership in connection with the Offering. A description of the First Amended and Restated Agreement of Limited Partnership is contained in the section entitled “The Partnership Agreement” of the Prospectus and is incorporated herein by reference. A copy of the First

Amended and Restated Agreement of Limited Partnership as adopted is filed as Exhibit 3.1 to this Form 8-K and is incorporated into this Item 5.03 by reference.

On July 20, 2007, the General Partner amended and restated its Limited Liability Company Agreement. A copy of the Amended and Restated Limited Liability Company Agreement as adopted is filed as Exhibit 3.2 to this Form 8-K and is incorporated into this Item 5.03 by reference.

Item 7.01.	Regulation FD Disclosure.

On July 23, 2007, the Partnership announced that it had closed its initial public offering of 14,375,000 Common Units, including 1,875,000 Common Units issued to the Underwriters in connection with the exercise in full of their over-allotment option. A copy of the press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act.

EXHIBIT NUMBER		DESCRIPTION

3.1	—	First Amended and Restated Agreement of Limited Partnership of SemGroup Energy Partners, L.P.

3.2	—	Amended and Restated Limited Liability Company Agreement of SemGroup Energy Partners G.P., L.L.C.

10.1	—	Credit Agreement, dated as of July 20, 2007, among SemGroup Energy Partners, L.P., Wachovia Bank, National Association, as Administrative Agent, L/C Issuer and Swing Line Lender, Bank of America, N.A., as Syndication Agent and the other lenders from time to time party thereto.

10.2	—	Closing Contribution, Conveyance, Assignment and Assumption Agreement, dated as of July 20, 2007, among SemGroup Energy Partners, L.P., SemGroup Energy Partners G.P., L.L.C., SemCrude, L.P., SemGroup, L.P. and SemGroup Energy Partners Operating, L.L.C.

10.3	—	Omnibus Agreement, dated as of July 20, 2007, among SemGroup Energy Partners, L.P., SemGroup, L.P., SemManagement, L.L.C. and SemGroup Energy Partners G.P., L.L.C.

10.4†	—	Throughput Agreement, dated as of July 20, 2007, among SemGroup Energy Partners, L.P., SemGroup Energy Partners, L.L.C., SemCrude, L.P., Eaglwing, L.P. and SemGroup, L.P.

10.5	—	SemGroup Energy Partners G.P., L.L.C. Long-Term Incentive Plan.

99.1	—	Press release dated July 23, 2007.

† Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 406 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP ENERGY PARTNERS, L.P.

	By:	SemGroup Energy Partners G.P., L.L.C. its General Partner

Date: July 25, 2007	By:	/s/ Alex G. Stallings
Alex G. Stallings, Chief Accounting Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

3.1	—	First Amended and Restated Agreement of Limited Partnership of SemGroup Energy Partners, L.P.

3.2	—	Amended and Restated Limited Liability Company Agreement of SemGroup Energy Partners G.P., L.L.C.

10.1	—	Credit Agreement, dated as of July 20, 2007, among SemGroup Energy Partners, L.P., Wachovia Bank, National Association, as Administrative Agent, L/C Issuer and Swing Line Lender, Bank of America, N.A., as Syndication Agent and the other lenders from time to time party thereto.

10.2	—	Closing Contribution, Conveyance, Assignment and Assumption Agreement, dated as of July 20, 2007, among SemGroup Energy Partners, L.P., SemGroup Energy Partners G.P., L.L.C., SemCrude, L.P., SemGroup, L.P. and SemGroup Energy Partners Operating, L.L.C.

10.3	—	Omnibus Agreement, dated as of July 20, 2007, among SemGroup Energy Partners, L.P., SemGroup, L.P., SemManagement, L.L.C. and SemGroup Energy Partners G.P., L.L.C.

10.4†	—	Throughput Agreement, dated as of July 20, 2007, among SemGroup Energy Partners, L.P., SemGroup Energy Partners, L.L.C., SemCrude, L.P., Eaglwing, L.P. and SemGroup, L.P.

10.5	—	SemGroup Energy Partners G.P., L.L.C. Long-Term Incentive Plan.

99.1	—	Press release dated July 23, 2007.

† Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 406 of the Securities Act of 1933, as amended.